UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2008
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 30, 2007, Tollgrade Communications, Inc. (the “Company”) filed a Form 8-K advising of the termination of employment, effective December 31, 2007 (the “Termination Date”), of the Company’s Vice President, Research and Development, Carol M. Franklin. Ms. Franklin was a named executive officer in the last proxy statement filed by the Company. In connection with Ms. Franklin’s termination of employment, the Company entered into a separation and mutual release agreement dated as of January 7, 2008 (the “Agreement”). Pursuant to the Agreement, the Company agreed to pay Ms. Franklin approximately $54,000 plus any vacation pay or other cash entitlements that were accrued by Ms. Franklin as of the Termination Date, medical dental and vision insurance benefits for 14 weeks following the Termination Date and certain outplacement services not to exceed $1,500 in exchange for certain customary representations and covenants from Ms. Franklin and mutual releases of liability.
A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
The following exhibit is filed herewith.

Exhibit Number	Description

10.1	Separation and Mutual Release dated as of January 7, 2009 by and between Tollgrade Communications, Inc. and Carol M. Franklin, filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: January 10, 2007	By:	/s/ Sara M. Antol

Sara M. Antol Secretary and General Counsel